United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2020
SALARIUS PHARMACEUTICALS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36812	46-5087339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Holcombe Blvd. Suite J-608 Houston, TX		77021
(Address of Principal Executive Offices)		(Zip Code)
Registrant's Telephone Number, Including Area Code: (346) 772-0346

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).        Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☒

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Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Salarius Pharmaceuticals, Inc. (the “Company”) was held on June 19, 2020 (the “Annual Meeting”). Four proposals were submitted to stockholders as described in the Proxy Statement for the Annual Meeting and approved by the Company’s stockholders at the Annual Meeting. The proposals and the results of the stockholder votes are as follows.

1. Proposal to elect two directors to serve until the 2023 annual meeting or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
David J. Arthur	3,287,948	654,128	4,246,415
Bruce J. McCreedy	3,401,199	540,931	4,246,415
Jonathan Lieber	3,297,706	664,424	4,246,415

2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2020:

For	Against	Abstain
7,684,353	497,023	7,169

3. Proposal to approve the Company’s amended and restated 2015 Equity Incentive Plan:

For	Against	Abstain
3,037,754	852,099	52,277
4. Proposal to approve the Company’s amended and restated 2015 Employee Stock Purchase Plan:

For	Against	Abstain
3,186,514	704,563	51,053

Item 9.01 Financial Statements and Exhibits.

        (d) Exhibits.

Exhibit No.	Description

10.1	Salarius Pharmaceuticals, Inc., 2015 Equity Incentive Plan, as amended.
10.2	Salarius Pharmaceuticals, Inc., 2015 Employee Stock Purchase Plan, as amended.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 19, 2020   SALARIUS PHARMACEUTICALS, INC.

          By: /s/ David J. Arthur
           David J. Arthur
           President and Chief Executive Officer

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